Exhibit 99.1
Roth Capital Partners 18th Annual OC Conference February 22, 2006

Cautionary Note Regarding Forward-Looking Statements All forward-looking statements contained in this press release are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements regarding the business prospects for the Company and its subsidiaries and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, such as statements about future earnings, revenues, and other future financial and non- financial items, performance or events. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied, including, but not limited to, the Company's ability to obtain and maintain sufficient capital and liquidity; the effects of litigation and claims; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies; the effects of competition; customer and industry demand and preferences; the Company's ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain relationships; changes in the energy industry; general economic, market and business conditions; and other factors identified from time to time in the Company's reports and filings with the Securities and Exchange Commission. The forward- looking statements in this presentation speak only as of the date hereof . The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Operational Organization Chart Operational Organization Chart An Energy Services and Technology Company MM-1995-2 Equity Oilfield Services

MEK Shareholder Data Stockholders Equity (1) Common Shares Outstanding (2) Current Stock Price (2) Current Market Cap 52 Week Stock Price Range 2005 EPS (Basic) Guidance (3) $ 16.2 13.4 $ 10.17 $ 136.0 $ 2.20--$ 11.40 $ .20-$.21 basic Estimated as of December 31, 2005 As of February 15, 2006 Current updated guidance (Amounts in millions, except per share data)

Key Financial Data 2005 (2) (guidance) 2004 (2) 2003 (2) 2002 (2) Revenues 47,000 35,177 36,474 26,453 Income-continuing operations (1) 2,400+ 1,575 1,859 (1,864) Avg. Basic Shares EPS-Basic (2) 12,300 $.20-$.21 9,531 $.03 6,043 $.11 6,077 ($.45) 2005 Guidance update as of February 21, 2006 Income from continuing operations excludes "Deemed Distributions" on Preferred Stock (n/a in 2005) and losses from discontinued operations (Amounts in Thousands)

2006 Guidance Status Original guidance issued in November 2005: Revenues--$49 million Net Income--$3.8 million (EPS of $.30 per basic share) Update of 2006 Guidance issued on December 22, 2005: Revenues--$80-$85 million Net Income (and EPS)- "substantially higher than the initial guidance" Additional 2006 Guidance updates will be issued by the Company when considered appropriate

MEK--What's New? PowerSecure-Recent Major DG Projects November 21, 2005: $45 million in new DG orders January 26, 2006: $8.5 million in new DG orders PowerSecure-New Business Initiatives EnergyLite, Inc. PowerServices, Inc. UtilityEngineering, Inc. Corporate-Warrant Call Completed February 19 (almost all warrants exercised, with net proceeds of $1.8 million received)

PowerSecure, Incorporated PowerSecure Distributed Generation New Business Initiatives EnergyLite, Inc. PowerServices, Inc. UtilityEngineering, Inc.

What Does PowerSecure Do? Provides onsite power generation facilities to industrial and commercial customers Generation used by customers for both "backup" power and peak-shaving "Backup" power provides security and reliability Peak-shaving allows savings in electricity costs Investment cost is recovered from energy savings

Strong, Accelerating Growth Engine Company has built a foundation for accelerating growth and profitability Company is a leader in the emerging Distributed Generation market

10,000 kw IDG@ System at Large University

4,000 kw IDG@ System at Large Pharmaceutical Company

400 kw Mobile IDG@ System

PowerSecure's Growth Opportunity Geographic Operations now focused in 9 States Longer term targets entire continental US Utility Alliances Utility Alliances formed to market products PowerSecure now partnering with 13 utilities National Accounts Focused sales effort on developing long term relationships with large, multi-location accounts Product Expansion NexGear (switchgear products) High profit margin niches--Professional Services and Monitoring Recurring Revenue Products-Shared Savings Program New Business Initiatives

New Business Initiatives Formation Concepts Annual revenue potential of > $20 million Expand Service and product offerings to PowerSecure's base of utility and industry partners/customers Leverage existing engineering, technical and intellectual assets Leverage existing sales and marketing resources Recruit absolute best industry executives

New Business Initiatives EnergyLite, Inc. Provides turnkey services and products to commercial and industrial customers to deploy highly energy efficient technologies and equipment retrofits. Management Team recruited that brings over 50 cumulative years of experience in this field and a proven track record of success.

New Business Initiatives Engineering and Consulting Services for Utilities Provides specialized, fee-based engineering and consulting services to PowerSecure's utility partners and customers PowerServices, Inc. and UtilityEngineering, Inc. Leadership teams recruited for both companies that bring over 100 cumulative years of experience in these fields and proven track records of success

Southern Flow Companies, Inc. MM 1995-2 Business Trust

Southern Flow - Overview In Business for over 50 years- predictable and stable Provides Natural Gas Measurement Services to Natural Gas Producers Growth tied to Natural Gas Prices Great year in 2005 ($13.3 million in revenues; $1.8 million in segment profit), despite effect of hurricanes, that reduced net income by approximately $.5 million

Equity Interest in MM 1995-2 Oil Field Services Sector-DJ Basin Processes and disposes of formation water produced in association with oil and gas Water disposed by injection into deep, subsurface formations via environmentally sound facilities MEK's equity interest approximately 27% Contibuted $1.3 million in 2004 equity income; Expected to contribute $1.7 million in 2005

Metretek, Inc. - Overview Historical operations--automated data acquisition systems used by Energy Utilities Growth opportunity: Telemetry products- InvisiConnect(r) Solution and CNI Hardware

Summary PowerSecure positioned for major growth in all its existing product lines and its new business initiatives Southern Flow continues to provide stable growth in earnings and cash flow Equity Investment in MM 1995-2 an increasing contributor to net income Metretek, Inc. continues to serve its broad base of utility customers, and develop its InvisiConnect(r) Suite of Products

More Details on the Business of Metretek and Its Subsidiaries: http://www.metretek.com